UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2005
ENTREMED, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20713	58-1959440
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
9640 Medical Center Drive
Rockville, Maryland
(Address of principal executive offices)
20850
(Zip Code)
(240) 864-2600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On July 28, 2005, the date of EntreMed, Inc.’s (the “Company”) Annual Meeting of Stockholders, our non-employee Directors received their annual compensation for their service on the Company’s Board of Directors, as follows:

			Number of Shares of
		Number of Stock	Restricted Stock
Name	Position	Options Granted	Awarded(1)
Michael M. Tarnow	Chairman of the Board of Directors	30,000	8,064

Ronald Cape	Director	30,000	8,064

Donald S. Brooks	Director	30,000	8,064

Dwight L. Bush	Director, Chairman of the Nominating and Corporate Governance Committee	35,000	8,064

Jennie C. Hunter-Cevera	Director	30,000	8,064

Peter S. Knight	Director, Chairman of the Audit Committee	35,000	8,064

Mark C. M. Randall	Director, Chairman of the Compensation Committee	35,000	8,064

(1)	Directors are awarded shares of restricted stock equal to $25,000 on the date of the award. Shares of restricted stock vest on the anniversary of the date of award.
     Our non-employee Directors are compensated for their service as Directors in accordance with the provisions of our previously-adopted compensation program for non-employee Directors. That program is described in the Company’s proxy statement for its 2005 annual meeting of stockholders as filed with the Securities and Exchange Commission on June 27, 2005. A summary description of the program is included as Exhibit 99.1 hereto.
Section 2 – Financial Information
Item 2.02 Results of Operations and Financial Condition.
     On July 28, 2005, the Company issued a press release reporting its financial results for the three- and six-month periods ending June 30, 2005. The press release is furnished as Exhibit 99.2 hereto.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Description of Compensation of Directors

99.2	Press Release dated July 28, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.
/s/ Dane R. Saglio
Dane R. Saglio
Chief Financial Officer

Date: August 2, 2005

EXHIBIT INDEX

Designation	Description

99.1	Description of Compensation of Directors

99.2	Press Release dated July 28, 2005

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